            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES

EXHIBIT 10 - DEFERRED COMPENSATION PLAN
---------------------------------------

                    PROVIDENT FINANCIAL GROUP, INC.
                       DEFERRED COMPENSATION PLAN

       (As amended and restated effective as of January 1, 2001)

                           TABLE OF CONTENTS
ARTICLE 1         GENERAL                                            1
   1.1    Effective Date                                             1
   1.2    Shareholder Approval                                       1
   1.3    Purpose                                                    1
ARTICLE 2         DEFINITIONS AND USAGE                              1
   2.1    Definitions                                                1
   2.2    Usage                                                      4
   2.3    Eligibility                                                4
ARTICLE 3         PARTICIPATION IN PLAN                              4
   3.1    Participation                                              4
   3.2    Agreement Procedure                                        4
ARTICLE 4         AMOUNT OF BENEFIT IN PROVIDENT STOCK ACCOUNT       6
   4.1    Benefit                                                    6
   4.2    Provident Stock Accounts                                   6
   4.3    Deferred Amounts                                           6
   4.4    Dividends                                                  6
   4.5    Earnings                                                   7
   4.6    Deferral of Bonus Payments                                 8
ARTICLE 5         PAYMENT OF BENEFIT IN PROVIDENT STOCK ACCOUNT      8
   5.1    Payment; Possible Forfeiture                               8
   5.2    Amount of Payment                                          8
   5.3    Form of Benefit Payments                                   9
   5.5    Transfer to Self-Directed Account                          9
ARTICLE 6         AMOUNT OF BENEFIT IN SELF-DIRECTED ACCOUNT         9
   6.1    Benefit                                                    9
   6.2    Self-Directed Account                                      9
   6.3    Deferred Amounts                                          10
   6.4    Retirement Plan ESOP Credit                               10
   6.5    Retirement Plan Matching Credit.                          10
   6.6    Investment of Self-Directed Account                       10
ARTICLE 7         PAYMENT OF BENEFIT IN SELF-DIRECTED ACCOUNT       10
   7.1    Payment                                                   11
   7.2    Amount of Payment                                         11
   7.3    Form of Benefit Payments                                  11
ARTICLE 8         DEATH OF PARTICIPANT                              12
   8.1    Commencement of Benefit Payments                          12
   8.2    Designation of Beneficiary                                12
ARTICLE 9         HARDSHIP DISTRIBUTIONS                            12
   9.1    Distribution                                              12
   9.2    Unforeseeable Emergency                                   12
ARTICLE 10        ADMINISTRATION                                    13
   10.1   General                                                   13
   10.2   Administrative Rules                                      13
   10.3   Duties                                                    13
   10.4   Fees                                                      14
ARTICLE 11        CLAIMS PROCEDURE                                  14
   11.1   General                                                   14
   11.2   Denials                                                   14
   11.3   Notice                                                    14
   11.4   Appeals Procedure                                         14
   11.5   Review                                                    15
ARTICLE 12        CHANGE IN CONTROL PROVISIONS                      15
   12.1   Change in Control                                         15
   12.2  Contributions Upon a Change in Control                     16
ARTICLE 13        MISCELLANEOUS PROVISIONS                          16
   13.1   Amendment and Termination                                 16
   13.2   No Assignment                                             17
   13.3   Successors and Assigns                                    17
   13.4   Governing Law                                             17
   13.5   No Guarantee of Employment                                17
   13.6   Severability                                              17
   13.7   Notification of Addresses                                 17
   13.8   Income Tax Payment                                        17
   13.9   Bonding                                                   18
ARTICLE 14        TRUST PROVISION                                   18
   14.1   Trust                                                     18
   14.2   Payment of Benefits                                       18
   14.3   Independent Trustee                                       18
   14.4   Trustee Duties                                            18
   14.5   Reversion to the Employer                                 18
ARTICLE 15        INDEMNIFICATION                                   19
ARTICLE 16        ARBITRATION                                       19

                    PROVIDENT FINANCIAL GROUP, INC.
                       DEFERRED COMPENSATION PLAN

               Amended and Restated as of January 1, 2001

                                PREAMBLE

WHEREAS,  Provident Financial Group, Inc. ("Provident")  recognizes the unique  qualifications of certain key management or highly  compensated employees of Provident and its subsidiaries  and the valuable  services they provide and desires to  establish  an unfunded  plan to provide an incentive for eligible employees to defer compensation in a manner that aligns their interests with those of the Provident's stockholders, and

WHEREAS,  Provident has determined  that the  implementation  of such a plan will best serve its  interest  in  retaining  and  motivating  key employees.

NOW,  THEREFORE,  Provident  hereby amends and restates the amended and restated  Provident  Bancorp,  Inc.  Deferred  Compensation Plan in its
entirety as hereinafter provided:

                               ARTICLE 1
                                GENERAL

1.1  Effective   Date.  The  provisions  of  the  Plan  were  effective
originally  as of  May 1,  1993.  The Plan  was  amended  and  restated
effective as of January 1, 1996.  This amended and restated  Plan shall be effective as of January 1, 2001.  The rights,  if any, of any person whose  status as an employee of any Employer  has  terminated  shall be determined  pursuant to the Plan as in effect on the date such employee terminates, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

1.2  Shareholder  Approval.  The Plan  was  approved  by the  Provident shareholders on May 26, 1993.

1.3 Purpose.  The Plan is intended to be an unfunded plan primarily for the purpose of  providing  deferred  compensation  to a select group of management or highly compensated employees,  as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

                               ARTICLE 2
                         DEFINITIONS AND USAGE

2.1  Definitions.  Wherever used in the Plan,  the following  words and phrases  shall have the  meaning  set forth  below  unless the  context plainly requires a different meaning:

   (a)"Administrator"  means the person or persons described in Article
      10.

   (b)"Agreement"  means an  Agreement  For  Deferral  of  Compensation between  Provident and an eligible  employee in  accordance  with
      Article 3.

   (c)"Board"   means  the  members  of  the  Board  of   Directors  of
      Provident.

   (d)"Benefit" means the benefit of a Participant as determined  under
      Article 4 or Article 6.

   (e)"Code" means the Internal  Revenue Code of 1986,  as amended from time to time.

   (f) "Committee" means the Compensation Committee of the Board.

   (g) "Common Share" means a share of common stock of Provident.

   (h)"Compensation"  means  the total of all  compensation,  including wages, salary,  commissions,  draws and bonuses, which is payable as  consideration  for the employee's  service during a Plan Year prior to subtracting any Deferred Amounts.

   (i)"Deferred  Amount"  means,  for each calendar year, the amount of
      Compensation  deferred by an employee  pursuant to Article 3. The
      Deferred  Amount for any  calendar  year shall be at least 5% and shall not exceed 50% of the  Participant's  Compensation  for the year,  excluding bonus,  and/or at least 5% and not more than 50%
      of the Participant's  bonus for the year. Deferred Amounts may be allocated to a Provident  Stock  Account  under  Article 4 or the
      Participant's  Self-Directed  Account  under  Article  6 in  such proportions specified in the Agreement.

   (j)"Disability"  means  permanent  and total  disability,  mental or physical,  which prevents the  Participant  from  discharging the duties and  obligations or from otherwise  providing the services for which Compensation is paid by Provident;  provided,  however, that such  disability  shall not be deemed to  commence  or exist until  such time as the  Committee  shall  determine  in its sole
      discretion,   upon  the  basis  of  proof   satisfactory  to  the
      Committee, that the Participant has been thus disabled.

   (k) "Employer" means Provident and any Subsidiary.

   (l)"ERISA"  means the  Employee  Retirement  Income  Security Act of
      1974, as amended from time to time.

   (m) "Exchange Act" means the Securities Exchange Act of 1934.

   (n)"Participant"  means an eligible  employee of an Employer  who is participating in the Plan in accordance with Article 3.

   (o)"Plan"  means  this  Provident  Financial  Group,  Inc.  Deferred
      Compensation Plan.

   (p)"Plan  Year"  means   initially  the  period   beginning  on  the
      effective  date and ending on December 31, 1993,  and  thereafter means the calendar year.

   (q)"Pre-Tax  EPS"  means,  for each Plan Year,  pre-tax  earnings on each Common Share, computed in accordance with generally accepted accounting  principles  on a fully  diluted  basis for the fiscal year of  Provident  that  includes  such Plan Year,  prior to the deduction  of the amount  computed  pursuant  to Section  4.5 for earnings credited to Provident Stock Accounts for such Plan Year.
      The Committee in its sole  discretion  may adjust  Pre-Tax EPS to take into account any unusual  circumstances,  including  but not limited to the cumulative effect of accounting changes,  that may impact the calculation of Pre-Tax EPS.

   (r)"Provident"  means  Provident   Financial  Group,  Inc.  and  any
      successor thereto.

   (s)"Provident  Stock  Accounts"  means the accounts  established  on behalf of the Participant as described in Section 4.2.

   (t)"Retirement"  shall  mean  separation  from  service  on or after attainment  of age 65, or an  earlier  age if then  eligible  for retirement  benefits  under any of Provident's  retirement  plans qualified under Section 401(a) of the Code.

   (u)"Retirement  Plan"  means the  Provident  Financial  Group,  Inc.
      Retirement Plan.

   (v)"Return on  Equity"  means,  for each Plan Year,  net income as a percentage of the average balance of common  shareholders' equity as computed in  accordance  with  generally  accepted  accounting principles.  The  Committee  in its sole  discretion  may  adjust
      Return on Equity to take into account any unusual  circumstances, including but not limited to the cumulative  effect of accounting changes, that may impact the calculation of Return on Equity.

   (w)"Self-Directed  Account" means the account  established on behalf of the Participant as described in Section 6.2.

   (x)"Subsidiary" means any corporation,  other than Provident,  in an unbroken chain of corporations beginning with Provident,  if each of the  corporations  other  than  the  last  corporation  in the unbroken  chain  owns stock  possessing  50% or more of the total combined  voting  power of all classes of stock in one or more of the other corporations in such chain.

   (y)"Termination  for Cause" means the termination of a Participant's
      employment   with  any  Employer,   by  written   notice  to  the
      Participant,   specifying   the  event   relied   upon  for  such
      termination,  due  to  the  Participant's:  (i) serious,  willful misconduct  in  respect  of his duties  with any  Employer,  (ii)
      conviction  of a felony or  perpetration  of a common  law fraud,
      (iii)  material  failure  to  comply  with  applicable  laws with respect to the execution of any Employer's  business  operations,
      (iv) theft,  fraud,  embezzlement,  dishonesty  or other  conduct which has  resulted or is likely to result in  material  economic
      damage  to  any   Employer,   or  (v)   failure  to  comply  with
      requirements  of any Employer's  drug and alcohol abuse policies, if any.

   (z)"Trust" means the trust described in Article 14.

   (aa)"Trustee" means the trustee of the Trust.

2.2  Usage.  Except  where  otherwise  indicated  by the  context,  any masculine  terminology  used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

2.3  Eligibility.  An  employee  of any  Employer  who is a member of a select  group of  management  or highly  compensated  employees as such group is described under Sections 201(2),  301(a)(3),  and 401(a)(1) of
ERISA,  shall be eligible to  participate  in the Plan at such time and for such period as  designated by the  Committee.  At no time shall the number of persons for which one or more Accounts are  maintained  under the Plan exceed 200.

                               ARTICLE 3
                         PARTICIPATION IN PLAN

3.1  Participation.  Each eligible employee may become a Participant by entering  into an  Agreement  in the manner  provided in Section 3.2. A
Participant  shall  continue as a Participant  until his entire Benefit has been paid.

3.2 Agreement Procedure.

   (a)Terms of Agreement. The Employer,  Provident and each Participant shall execute an Agreement that shall set forth: (i) the Deferred
      Amount for each Plan Year in the  deferral  period  described  in
      Subsection  (e),  (ii)  the  allocation  of the  Deferred  Amount
      between  the  Provident  Stock  Account  and  the   Self-Directed
      Account, and (iii) the Participant's beneficiary for all Benefits under  the Plan in the  event  of the  Participant's  death.  The
      Agreement shall generally be revocable until the beginning of the
      Plan Year to which it applies;  provided that persons  subject to

      Section 16 of the Exchange  Act may choose to have the  Agreement be irrevocable when delivered to the Administrator.

   (b)First  Plan  Year  of the  Plan.  For the  first  Plan  Year,  an eligible  employee shall properly  complete,  execute and deliver the  Agreement to the  Administrator  no later than 30 days after the later of (1) the date the Plan has been  adopted by the Board and (2) the effective date of the Plan.  The Agreement  completed in accordance  with this  Subsection  (b) shall be effective with respect to  Compensation  payable after the date the Agreement is delivered to the Administrator.

   (c)Subsequent  Plan  Years.  For any Plan Year (other than the first
      Plan Year  described in Subsection  (b)) for which an employee is eligible  to  participate  in the Plan,  the  Agreement  shall be properly  completed,  executed and delivered to the Administrator prior to the  later of the first day of such Plan Year or 30 days following  designation  of  eligibility  to  participate  by  the
      Committee.   The  Agreement  completed  in  accordance  with  the
      preceding   sentence   shall  be   effective   with   respect  to
      Compensation  payable on and after the first day of the Plan Year for which the Agreement is applicable.  An eligible  employee who does not  enter an  Agreement  to  establish  a  Provident  Stock
      Account  when  eligible to  participate  in the Plan shall not be permitted to establish a Provident Stock Account until the second
      Plan  Year  thereafter,  and  at  that  time  shall  complete  an
      Agreement in accordance  with this Section.  Notwithstanding  the preceding  sentence,  the  Committee,  upon  application  by  the eligible  employee,  may permit  such  employee  to  establish  a
      Provident Stock Account in the Plan Year that immediately follows the Plan Year in which the employee was eligible to  participate.
      An  eligible  employee  who does not enter into an  Agreement  to establish a Self-Directed Account when eligible to participate in the Plan shall be permitted to have a Deferred Amount credited to the Participant's  Self-Directed  Account for any subsequent Plan
      Year and shall  complete an  Agreement  in  accordance  with this
      Section.

   (d)Changes  to  Deferred  Amount.  For any  Plan  Year  for  which a
      Participant  desires to change his  Deferred  Amount for the next succeeding  deferral period (as described in Subsection (e)), the
      Agreement shall be properly completed,  executed and delivered to the  Administrator  prior to the  first  day of the Plan Year for which such  Agreement  shall first be  effective.  The  Agreement completed  in  accordance  with  this  Subsection  (d)  shall  be effective with respect to  Compensation  payable on and after the first  day of the Plan  Year for  which  the  Agreement  is first applicable.

   (e)Deferral Period.  The Agreement to have Deferred Amounts credited to a Provident  Stock  Account  shall  continue in effect for two
      Plan Years,  beginning with the Plan Year (or portion thereof) to
      which  the  Agreement  initially  applies.   Notwithstanding  the
      preceding  sentence,  the  Committee in its sole  discretion  may permit the two-Plan Year period during which a Deferral Amount is effective to be reduced to a one-Plan  Year period.  In the event the  Committee  reduces the two-Plan  Year period as described in the  preceding  sentence,  the  Participant  shall  elect  a  new
      Deferral Amount pursuant to Subsection (d). The Agreement to have
      Deferred  Amounts  credited  to the  Participant's  Self-Directed
      Account  shall be  effective  only for the Plan Year to which the
      Agreement applies.

                               ARTICLE 4
              AMOUNT OF BENEFIT IN PROVIDENT STOCK ACCOUNT

4.1 Benefit.  The Benefit of a  Participant  electing to have  Deferred
Amounts  credited to a  Provident  Stock  Account  shall be the amounts credited to such  Participant's  Provident  Stock Accounts  pursuant to this  Article 4. The payment of the  Benefit (or portion  thereof) to a
Participant  shall be determined  in  accordance  with Section 5.1. The payment of the  Benefit to the  beneficiary  of a deceased  Participant shall be determined in accordance with Article 8.

4.2  Provident  Stock  Accounts.   The  Administrator  shall  establish
separate  Provident  Stock Accounts for each  Participant for each Plan
Year.  The  Provident  Stock  Account will reflect the Deferred  Amount credited to the Account for the Plan Year,  dividends  credited to that
Account,  and earnings credited to that Account.  All amounts which are credited to a  Provident  Stock  Account  shall  remain  subject to the claims of Provident's  general creditors.  A Participant shall not have any  interest  or right in or to such  Provident  Stock  Account at any time. The Administrator  shall have sole  responsibility  and authority for determining the amount of a Participant's Provident Stock Account.

4.3 Deferred  Amounts.  The Deferred  Amount  attributable  to each pay period  shall be credited to the  Provident  Stock  Account  based on a transfer before the last day of the month in which the  Compensation is payable to the Participant.  The Participant's Deferred Amount shall be considered as if converted to Common Shares before the end of the month following the month in which the  Participant's  Deferred  Amount would have been  transferred.  In  converting  the Deferred  Amount to Common
Shares,  the  Deferred  Amount  shall be divided by the average cost of
Common Shares considered to be purchased with all Deferred Amounts that month. In lieu of transferring  the Deferred  Amount,  the Employer may treat the transfer based on such number of Common Shares as shall equal the total  Deferred  Amounts  being  paid in the form of Common  Shares divided by the  average of the  closing  bid and ask prices of a Common
Share  for the 20  trading  days  immediately  preceding  the  date the
Deferred Amounts were otherwise to have been  transferred.  Such Common
Shares may be considered to have been transferred no later than the end of the month  following  the month in which the Deferred  Amounts would have been transferred.

4.4  Dividends.  An amount equal to the amount of any dividends paid on
Common  Shares  shall be credited to a  Participant's  Provident  Stock
Account  based on the number of shares  credited  to such  Account  and shall be applied to the  crediting of  additional  Common Shares before the end of the month  following the month in which the  dividends  were paid.

4.5 Earnings.

   (a)General.  As of the end of every Plan Year,  each Provident Stock
      Account shall be credited with earnings as determined  under this section;  provided,  however, that earnings shall not be credited for a Provident  Stock  Account that  contains a Deferred  Amount that has been  re-deferred  by the  Participant  under Article 5.
      Each Provident Stock Account  entitled to receive  earnings shall be credited with earnings based on the following schedule:

                                Percentage of Pre-Tax EPS to be
      Return on Equity           Credited to each Common Share
      ----------------           -----------------------------
               10% and below                        0%
               11%                                 20%
               12%                                 40%
               13%                                 60%
               14%                                 80%
               15%                                100%
               16%                                110%
               17%                                120%
               18%                                130%
               19%                                140%
               20%                                150%
               21%                                160%
               22%                                170%
               23%                                180%
               24%                                190%
               25% and above                      200%

      Within 60 days after the end of each Plan Year,  for  purposes of
      determining  the  amount  of  a  Participant's   Provident  Stock
      Account,  such  earnings  determined  under this Section shall be credited  to the  Participant's  Provident  Stock  Account.  Such
      earnings  shall be converted to Common  Shares  before the end of the  month  following  the  month  in  which  the  earnings  were credited.  In  converting  the  earnings  to Common  Shares,  the earnings  shall be divided by the average  cost of Common  Shares considered to be purchased  with the earnings.  In lieu of having credited the earnings in cash, the  Administrator may credit such number of Common  Shares as shall equal the  earnings  divided by the average of the  closing  bid and ask prices of Common  Shares for the 20 trading days immediately following the end of the Plan
      Year.  Such  Common  Shares  shall  be  considered  to have  been credited no later than 60 days following the Plan Year end. In no event  shall the amount of  earnings  that  relates to a Deferred
      Amount be less than zero.

   (b)Separation  from  Employment.  Notwithstanding  the provisions of
      Subsection  (a),  the  amount of  earnings  for a Plan Year to be credited to each  Provident  Stock Account of a  Participant  who separates from  employment with any Employer on account of death,
      Disability,  Retirement or any other reason shall be reduced by a fraction, the numerator of which is 12 minus the number of months the  Participant  was employed by any  Employer  during such Plan
      Year and the  denominator of which is 12. A Participant who has a
      Termination  for Cause  shall have no  earnings  credited  to any
      Provident   Stock   Account  for  the  Plan  Year  in  which  the
      Participant separates from employment.

4.6 Deferral of Bonus Payments.  All Deferred Amounts  allocated by the
Participant to the Provident  Stock Account and relating to the payment of a bonus paid on or prior to March 1 of any year shall be credited to a Provident Stock Account for the Plan Year to which said bonus payment relates.  Such Deferred Amounts shall receive the earnings  credit,  if any, payable pursuant to Section 4.5(a) for such Plan Year.

                               ARTICLE 5
             PAYMENT OF BENEFIT IN PROVIDENT STOCK ACCOUNT

5.1  Payment;  Possible  Forfeiture.  The  payment  of a  Participant's
Benefit  credited to a  Participant's  Provident Stock Account shall be made no later  than 60 days after the end of the Plan Year in which the earliest of the following events occurs:

   (a)the  Participant  separates from employment with the Employer for any reason,

   (b)a Deferred Amount has been credited to a Participant's  Provident
      Stock  Account  for four  Plan  Years,  and the  Participant  has delivered  an election in writing to withdraw all or part of such
      Deferred  amount to the  Administrator  no later  than June 30 of such fourth Plan Year, or

   (c)the  Participant  experiences  a hardship,  as  determined  under
      Article 9.

5.2 Amount of Payment.

   (a)No  Separation  From  Employment.  A  Participant  who  does  not separate  from  employment  with the Employer  during a Plan Year shall  receive the portion of his Benefit  which the  Participant elects to withdraw under Section 5.1(b).

   (b)Separation  From  Employment.  The Benefit of a  Participant  who
      separates from employment with the Employer shall be equal to the total  amount  credited  to  the  Participant's  Provident  Stock
      Account. Notwithstanding the preceding sentence, the Committee in its sole  discretion  may cause to be forfeited  the portion of a
      Participant's Provident Stock Account attributable to earnings on
      Deferred Amounts if the Participant experiences a Termination for
      Cause.

   (c)Hardship.  A  Participant  who  incurs a hardship  as  determined under  Article 9  shall be permitted to withdraw all or a portion of his  Benefit,  payable in the form set forth in Section 5.3. A
      Participant's  withdrawal  of all or a portion of his  Benefit on account of  hardship  shall not affect the  Deferred  Amount such
      Participant  has elected to  contribute  to the Plan for the Plan
      Year in which such withdrawal occurs.

5.3 Form of Benefit  Payments.  A Participant's  Benefit in a Provident
Stock Account,  other than in the event of separation  from  employment because  of  Retirement,  shall be paid in the form of  Common  Shares;
provided  however,  that any  fractional  Common  Shares  credited to a
Participant's  Provident  Stock  Account  that are payable as a Benefit shall be paid in cash.

5.4 Transfer to Self-Directed  Account. All Deferred Amounts which have been credited to a Participant's  Provident Stock Account for four Plan
Years and which have not been  withdrawn  pursuant to Section 5.1 shall be transferred automatically to the Participant's Self-Directed Account and paid to the  Participant  pursuant  to  Article  7. In the  event a
Participant  separates  from  employment  because of  Retirement,  such
Participant's Benefit in a Provident Stock Account shall be transferred automatically to the Self-Directed  Account and paid to the Participant pursuant to Article 7.

                               ARTICLE 6
               AMOUNT OF BENEFIT IN SELF-DIRECTED ACCOUNT

6.1 Benefit.  The Benefit of a  Participant  electing to have  Deferred
Amounts  credited  to a  Self-Directed  Account  shall  be the  amounts allocated to such Participant's  Self-Directed Account pursuant to this
Article  6. The  payment  of the  Benefit  (or  portion  thereof)  to a
Participant  shall be determined  in  accordance  with Section 7.1. The payment of the  Benefit to the  beneficiary  of a deceased  Participant shall be determined in accordance with Article 8.

6.2 Self-Directed  Account. A Self-Directed  Account may be established for each  Participant.  The  Self-Directed  Account  will  reflect  the
Deferred  Amounts  allocated  to the Account  for every Plan Year,  the
Retirement Plan ESOP credit,  the Retirement Plan matching credit,  and the investment results for the Account. All amounts which are allocated to a  Participant's  Self-Directed  Account shall remain subject to the claims of Provident's  general creditors.  A Participant shall not have any interest or right in or to such Self-Directed Account at any time.

6.3 Deferred  Amounts.  The Deferred Amount  otherwise  permitted under this  Article  6 shall  be  reduced  by the  amount  of any  Before-Tax
Contributions  made by the  Participant  to the  Retirement  Plan.  The
Employer of the Participant shall be considered to have transferred the
Deferred  Amount  attributable  to each pay  period in the form of cash before the last day of the month in which the  Compensation  is payable to the Participant.

6.4 Retirement Plan ESOP Credit.  The Employer shall also be considered as having transferred to be credited to the Participant's Self-Directed
Account,  an  amount  equal  in value  to the  ESOP  Contributions  and forfeitures that would have been allocated to the Participant under the terms of the  Retirement  Plan if such  Participant  had not elected to have the  Deferred  Amount  credited to this Plan during the Plan Year.
Such amount shall be treated as having been transferred  before the end of the month following the month in which such ESOP  Contributions  and forfeitures are allocated under the Retirement Plan. This section shall apply to all Deferred Amounts, including Deferred Amounts credited to a
Provident Stock Account.

6.5  Retirement  Plan  Matching  Credit.  The  Employer  shall  also be considered as having  transferred  to be credited to the  Participant's
Self-Directed  Account,  an  amount  equal  in  value  to  25%  of  the
Participant's Matched Compensation (hereinafter defined) reduced by any
Matching Contributions  allocated to the Matching Contributions Account of the Participant  under the terms of the Retirement Plan for the Plan
Year. Such amount shall be credited to the Participant's  Self-Directed
Account before the end of the month  following the end of the Plan Year
for  which  such  Matching   Contributions  were  allocated  under  the
Retirement  Plan.  For purposes of this Section,  Matched  Compensation means the lesser of (1) the first 8% of the Participant's  Compensation credited  to a  Self-Directed  Account  for the  Plan  Year and (2) the
limitation  in effect  for the Plan Year  under  Section  402(g) of the
Code. Such amount shall be treated as transferred before the end of the month following the month in which the Matched Compensation was payable to the  Participant.  This section shall only apply to Deferred Amounts credited to a Self-Directed Account.

6.6 Investment of Self-Directed  Account.  Each Participant  shall have the right to direct the investments of the Self-Directed  Account,  the rate of return of which shall serve as the basis for crediting earnings
(or  losses)  hereunder,  subject  to the  reasonable  approval  of the
Administrator.  Each Participant  shall be permitted to make changes to prior  investment  choices at least monthly.  The  Administrator  shall determine  the  rate  of  return  throughout  each  Plan  Year  for the investments  or investment  funds so directed.  For each Plan Year, the
Participant's  Self-Directed Account shall be increased or decreased as if it had  earned  the  rate  of  return  corresponding  to the  amount determined by the  Administrator as directed by the Participant for the investments  or investment  funds.  Such increase or decrease  shall be based on the varying balances of the Self-Directed  Account  throughout the Plan Year and shall be credited monthly throughout the Plan Year.

                               ARTICLE 7
              PAYMENT OF BENEFIT IN SELF-DIRECTED ACCOUNT

7.1  Payment.  The  payment of a  Participant's  Benefit  credited to a
Participant's Self-Directed Account shall be made no later than 60 days after the end of the Plan Year in which the  earliest of the  following events occurs:

   (a)the  Participant  separates from employment with the Employer for any reason,

   (b)the  Participant  experiences  a hardship,  as  determined  under
      Article 9, or

   (c)the  Participant  delivers an election in writing to withdraw all or part of such Account to the  Administrator  no later than June
      30 of such Plan Year.

7.2 Amount of Payment.

   (a)Separation  From  Employment.  The Benefit of a  Participant  who
      separates from employment with the Employer shall be equal to the total amount credited to the Participant's Self-Directed Account.

   (b)Hardship.  A  Participant  who  incurs a hardship  as  determined under  Article 9  shall be permitted to withdraw all or a portion of his  Benefit,  payable in the form set forth in Section 7.3. A
      Participant's  withdrawal  of all or a portion of his  Benefit on account of  hardship  shall not affect the  Deferred  Amount such
      Participant  has elected to  contribute  to the Plan for the Plan
      Year in which such withdrawal occurs.

   (c)Election to  Withdraw.  The  Benefit  paid to a  Participant  who elects to withdraw all or a portion of the Self-Directed  Account shall be equal to the amount so elected.

7.3  Form  of  Benefit   Payments.   The  Benefit  in  a  Participant's
Self-Directed  Account  shall  be paid in the  form of cash in a single lump sum or, at the election of the Participant, by distribution of the investment  assets of the type then serving as the basis for  crediting earnings to such Account; provided however, that if the separation from service is due to Retirement,  a Participant  may elect to receive part or  all  of  such  payment  in up to 10  annual  installments,  in  any combination of these forms, with the amount to be distributed each year determined  by dividing  the unpaid  Benefit by the number of remaining installments. An election shall not be effective unless made in writing and provided to the  Administrator  no later than June 30 preceding the
December 31 as of which the amount becomes  payable.  A Participant may change  such  election  by  delivering  an  election  in writing to the
Administrator  no later than June 30  preceding  the Plan Year in which such amount is payable.

                               ARTICLE 8
                          DEATH OF PARTICIPANT

8.1  Commencement  of Benefit  Payments.  If a Participant  dies before receiving the Benefit,  then the Benefit otherwise payable with respect to the Participant  shall be paid to the  Participant's  beneficiary or
beneficiaries   within  60  days   following  the  date  on  which  the
Administrator   is  notified  of  the   Participant's   death.  In  the
alternative, a Participant may elect that the Benefit otherwise payable to the Participant  shall be paid to the  Participant's  beneficiary or beneficiaries  in up to 10 annual  installments  with the  amount to be distributed  each year determined by dividing the unpaid Benefit by the number of  remaining  installments.  Any  Benefit in the  Participant's
Provident Stock Accounts shall be paid in the form of Common Shares and any Benefit in the Participant's Self-Directed Account shall be paid in a single lump-sum cash payment,  or at the election of the beneficiary, by  distribution  of the investment  assets of the type then serving as the basis for crediting earnings to such Account.

8.2  Designation  of  Beneficiary.   A  Participant   may,  by  written
instrument  delivered  to the  Administrator  during the  Participant's lifetime, designate one or more primary and contingent beneficiaries to receive  the  Benefit  which may be  payable  hereunder  following  the
Participant's  death,  and may designate the  proportions in which such beneficiaries  are to receive such payments.  A Participant  may change such designations  from time to time, and the last written  designation filed with the  Administrator  prior to the  Participant's  death shall
control.   If  a  Participant   fails  to   specifically   designate  a
beneficiary,  or if no designated beneficiary survives the Participant, payment shall be made by the  Administrator  in the following  order of priority:

      (a) to the Participant's surviving spouse, or if none,
      (b) to the Participant's children, per stirpes, or if none,
      (c) to the Participant's estate.

                               ARTICLE 9
                         HARDSHIP DISTRIBUTIONS

9.1  Distribution.  Subject to the  approval  of the  Administrator,  a
Participant  may  withdraw all or a portion of his Benefit in the event of a hardship.  A request for a hardship  distribution shall be made in the form of a written application.  A hardship  distribution shall only be made in the event of an unforeseeable emergency that would result in severe financial hardship to the Participant if hardship  distributions were not permitted.  Withdrawals of amounts because of an unforeseeable emergency  shall only be permitted to the extent  reasonably  needed to satisfy the emergency need.

9.2  Unforeseeable   Emergency.   For  purposes  of  this  Article,  an
unforeseeable  emergency is defined as severe financial hardship to the
Participant  resulting from a sudden and unexpected illness or accident of the  Participant  or a  dependent  of the  Participant,  loss of the
Participant's  property due to casualty, or other similar extraordinary and  unforeseeable  circumstances  arising as a result of events beyond the control of the Participant.  The circumstances that will constitute an  unforeseeable  emergency  will  depend upon the facts of each case, but,  in any  case,  payment  may not be made to the  extent  that such
hardship  is  or  may  be  relieved   (i)  through   reimbursement   or
compensation  by insurance or  otherwise,  (ii) by  liquidation  of the
Participant's  assets,  to the extent the  liquidation  of such  assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the plan.

                               ARTICLE 10
                             ADMINISTRATION

10.1 General. The Administrator shall be the Compensation  Committee of the Board,  or such other person or persons as designated by the Board.
Except  as   otherwise   specifically   provided   in  the  Plan,   the
Administrator  shall be responsible for administration of the Plan. The
Administrator  shall be the "named  fiduciary"  within  the  meaning of
Section 402(c)(2) of ERISA.

10.2  Administrative  Rules. The  Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs,  except to the extent that such rules conflict with the provisions of the Plan.

10.3 Duties. The Administrator shall have the following rights,  powers and duties:

      (a)The  decision  of the  Administrator  in  matters  within  its jurisdiction  shall be  final,  binding  and  conclusive  upon
         Provident and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

      (b)The  Administrator  shall  have  the  duty  and  authority  to
         interpret  and  construe  the   provisions  of  the  Plan,  to
         determine  eligibility  for  benefits,  to decide any question
         which   may  arise   regarding   the   rights  of   employees,
         Participants,  and  beneficiaries,  and the  amounts  of their respective interests, to adopt such rules and to exercise such powers  as  the  Administrator  may  deem  necessary  for  the administration  of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

      (c)The Administrator  shall maintain full and complete records of its  decisions.  Its records  shall  contain all relevant data pertaining to the  Participant and his rights and duties under the Plan. The Administrator shall maintain the Account records of all Participants.

      (d)The Administrator shall cause the principal  provisions of the
         Plan to be communicated to the Participants, and a copy of the

         Plan and other  documents  shall be available at the principal office of Provident  for  inspection  by the  Participants  at reasonable times determined by the Administrator.

      (e)The Administrator  shall periodically report to the Board with respect to the status of the Plan.

10.4  Fees.  No fee or  compensation  shall be paid to any  person  for services as the Administrator.

                               ARTICLE 11
                            CLAIMS PROCEDURE

11.1 General.  A Participant or beneficiary  ("claimant")  who believes that his Benefit has not been paid in full shall file such objection on the form prescribed for such purpose with the Administrator.

11.2 Denials.  The Administrator shall review such filing and provide a notice of the decision  regarding such filing to the claimant  within a
reasonable   period  of  time  after  receipt  of  the  notice  by  the
Administrator.

11.3 Notice.  Any claimant whose  objection to a payment of his Benefit is denied shall be furnished written notice setting forth:

      (a) the specific reason or reasons for the denial;

      (b)specific  reference  to the  pertinent  provision  of the Plan upon which the denial is based;

      (c)a  description  of  any  additional  material  or  information necessary for the claimant to perfect the objection; and

      (d) an explanation of the claim review procedure under the Plan.

11.4 Appeals Procedure. In order that a claimant may appeal a denial of his  objection  to the  amount  of his  Benefit,  the  claimant  or the claimant's duly authorized representative may:

      (a)request a review by written  application to the Administrator, or its  designate,  no later than 60 days after receipt by the claimant of written notification of denial of his objection;

      (b) review pertinent documents; and

      (c) submit issues and comments in writing.

11.5 Review.  A decision on review of a denied  objection shall be made not later than 60 days after  receipt of a request for  review,  unless special circumstances  require an extension of time for processing,  in which case a decision shall be rendered  within a reasonable  period of time,  but not later  than 120 days  after  receipt  of a  request  for review.  The decision on review  shall be in writing and shall  include the specific  reason(s) for the decision and the specific  reference(s)
to the pertinent provisions of the Plan on which the decision is based.

                               ARTICLE 12
                      CHANGE IN CONTROL PROVISIONS

12.1 Change in Control.

      (a)Impact of Event.  In the event of a  "Change  in  Control"  as defined in Subsection  (b), (i) the  contribution  of Deferred
         Amounts to the Plan shall  terminate as of the effective  date of the Change in Control; (ii) a Participant's Provident Stock
         Accounts shall be transferred automatically to a Self-Directed
         Account as of the  effective  date of the  Change in  Control;
         (iii) the  Self-Directed  Account shall be paid within 60 days of the effective date of the Change in Control;  (iv) earnings shall be credited to a Participant's  Provident Stock Accounts pursuant to Article 4, in the Plan Year in which the Change in
         Control occurs for the period the Plan is in existence  during such Plan Year  prior to the  effective  date of the Change in
         Control;   and  (v)  the  Trustee  shall  be  responsible  for
         determining  the  identity  of any person  entitled to receive benefits  under the Plan and the amount of such  benefits  and for completing the payment of benefits to any person  entitled to receive benefits under the Plan based on the records of the
         Trustee  prior to the Change in Control.  Notwithstanding  the
         foregoing  and  anything  else  to  the  contrary   herein,  a
         Participant may elect to receive part or all of any payment of the  Participant's  Self-Directed  Account  payable  upon  the occurrence  of a  Change  in  Control,  in  up  to  10  annual installments,  with the  amount  to be  distributed  each year determined  by  dividing  the unpaid  Benefit by the number of remaining  installments.  An election  shall not be  effective unless made in writing and  provided to the  Administrator  no later  than six months  preceding  the  effective  date of the
         Change in Control.

      (b)Definition of "Change in Control".  For purposes of Subsection
         (a), a "Change in Control"  means the occurrence of any of the following:

         (i) When any  "person," as such term is used in Sections 13(d)
            and  14(d)  of the  Securities  Exchange  Act of  1934,  as
            amended (the  "Exchange  Act"),  other than  Provident or a
            Subsidiary, any Employer's employee benefit plan (including any  trustee  of such plan  acting as  trustee)  or Carl H.
            Lindner  (or  any  member  of  his  family),   becomes  the
            "beneficial  owner" (as  defined  in Rule  13d-3  under the

            Exchange  Act),  directly or  indirectly  of  securities of
            Provident  representing  50% or more of the combined voting power of Provident's then outstanding securities;

         (ii)  Any  transaction  or  event  relating  to  any  Employer required to be described  pursuant to the  requirements  of
            Item 6(e) of Schedule  14A of the  Securities  and Exchange
            Commission  under  the  Exchange  Act (as in  effect on the effective  date of this Plan),  whether or not the Employer is then subject to such reporting requirement;

         (iii) When,  during any period of two consecutive years during the  existence  of the Plan,  the  individuals  who, at the beginning of such period,  constitute the Board,  cease for any  reason  other  than  death  to  constitute  at least a two-thirds  majority  thereof;  provided,  however,  that a director  who was not a director at the  beginning  of such period  shall be  deemed  to have  satisfied  the  two-year requirement  if such  director  was  elected  by, or on the recommendation of, at least two-thirds of the directors who were  directors  at the  beginning  of such period  (either
            actually  or  by  prior   operation   of  this   Subsection
            (b)(iii));

         (iv) The  occurrence  of a transaction  requiring  shareholder approval  for the  acquisition  of  Provident  by an entity other than an  Employer  through  purchase  of  assets,  by merger, or otherwise; or

         (v) Any transaction  or event  that  results  in a  change  of control of the Employer or a Subsidiary  within the meaning of 12 U.S.C.  Section 1817,  Change in Bank Control Act, or
            12 C.F.R. Section 225.41(b) of the Rules and Regulations of
            the Federal  Reserve Board  promulgated  thereunder,  as in effect on the effective date of this Plan.

12.2 Contributions Upon a Change in Control.  Upon a Change in Control,
the Employer shall, as soon as possible, but in no event longer than 30 days  following  the  Change in  Control,  as defined  herein,  make an irrevocable  contribution  to the Trust  described  in Article 14 in an amount that is sufficient to pay each  Participant or  beneficiary  the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in
Control occurred.

                               ARTICLE 13
                        MISCELLANEOUS PROVISIONS

13.1 Amendment and Termination.  Provident  reserves the right to amend or  terminate  the Plan in any  manner  that it deems  advisable,  by a resolution of the Board. Notwithstanding the preceding, no amendment or termination  of the Plan (i)  shall  reduce  or  adversely  affect  the
Benefit of any Participant or beneficiary hereunder entitled to receive a Benefit  under the Plan,  (ii) shall reduce or  adversely  affect the right of any other  Participant  to  receive  upon his  termination  of employment  (other  than on account of  Termination  for Cause) from an
Employer  the Benefit he would have  received if such  termination  had occurred  immediately prior to any such amendment or termination of the
Plan,  (iii) shall modify the  provisions  of Articles 12 or 14 after a
Change in Control has occurred,  except as necessary to comply with any federal or state law, or (iv) shall  modify the  provisions  of Section
14.3.

13.2 No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts  payable  hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder  or in any payments be subject to seizure for payments of any debts,  judgments,  alimony or separate  maintenance,  or be reached or transferred by operation of law in the event of bankruptcy,  insolvency or otherwise.

13.3  Successors  and Assigns.  The  provisions of the Plan are binding upon and inure to the  benefit  of any  Employer,  its  successors  and
assigns,   and  the  Participant,   his  beneficiaries,   heirs,  legal
representatives and assigns.

13.4  Governing  Law.  The Plan shall be subject  to and  construed  in accordance  with  the  laws of the  State  of Ohio  to the  extent  not preempted by the provisions of ERISA.

13.5 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of any Employer or any equity or other  interest in the assets,  business or affairs of an Employer.  No
Participant  hereunder shall have a security  interest in assets of any
Employer used to make contributions or pay benefits.

13.6  Severability.  If any provision of the Plan shall be held illegal or invalid for any reason,  such  illegality  or  invalidity  shall not affect  the  remaining  provisions  of the Plan,  but the Plan shall be construed  and  enforced as if such  illegal or invalid  provision  had never been included herein.

13.7  Notification of Addresses.  Each Participant and each beneficiary shall file with the Administrator,  from time to time, in writing,  the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement  or notice  addressed to the last post office  address  filed with  the  Administrator  (or if no such  address  was  filed  with the
Administrator,  then to the last post office address of the Participant or beneficiary as shown on Employer's  records) shall be binding on the
Participant  and  each  beneficiary  for all  purposes  of the Plan and neither the  Administrator  nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

13.8 Income Tax  Payment.  No later than the date as of which an amount received  pursuant to this Plan first  becomes  includable in the gross income of an individual for Federal income tax purposes, the individual shall  pay to  Provident,  or  make  arrangements  satisfactory  to the
Committee regarding the payment of, any Federal,  state, or local taxes of any kind required by law to be withheld with respect to such amount.
The  obligations  of Provident  under the Plan shall be  conditional on such  payment  or  arrangements  and  Provident  shall,  to the  extent permitted  by law,  have the right to deduct  any such  taxes  from any payment of any kind otherwise due to the individual.

13.9 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded,  except as otherwise required by
ERISA.

                               ARTICLE 14
                            TRUST PROVISION

14.1 Trust.  The  Employer  shall  establish a trust to be known as the
Provident Financial Group, Inc. Deferred  Compensation Trust. The Trust
shall be established by the execution of a Trust  Agreement with one or more  Trustees and is intended to be  maintained  as a "grantor  trust"
under  Section  677 of the Code.  The assets of the Trust will be held, invested and disposed of by the Trustee,  in accordance  with the terms
of  the  Trust,   for  the  purpose  of  providing   Benefits  for  the
Participants. Notwithstanding any provision of the Plan or the Trust to the contrary,  the assets of the Trust shall at all times be subject to the claims of Provident's  general creditors in the event of insolvency or bankruptcy.  In addition, the assets of the Trust shall at all times be subject to the claims of the general  creditors  of any  Employer in the event of insolvency  or  bankruptcy  in accordance  with IRS Notice
2000-56.

14.2  Payment of  Benefits.  All  Benefits  under the Plan and expenses chargeable  tot he Plan,  to the extent not paid directly by Provident, shall be paid from the Trust. Notwithstanding the foregoing,  Provident shall pay any fees  charged by the Trustee to act as a fiduciary of the
Trust.

14.3  Independent  Trustee.  The Trustee shall always be a bank that is unrelated  to any Employer  with not less than $250 million  unimpaired capital and surplus.

14.4 Trustee Duties.  The powers,  duties and  responsibilities  of the
Trustee  shall  be as set  forth in the  Trust  agreement  and  nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

14.5  Reversion to the  Employer.  Provident  shall have no  beneficial interest  in the Trust and no part of the Trust shall ever revert or be repaid to  Provident,  directly  or  indirectly,  except  as  otherwise provided in Section 14.1 above or the Trust Agreement.

                               ARTICLE 15
                            INDEMNIFICATION

Provident  shall  indemnify  and hold harmless the members of the Board and  the  members  of the  Committee  from  and  against  any  and  all liabilities,  costs, and expenses  incurred by such persons as a result of any act, or omission to act, in connection  with the  performance of such persons' duties, responsibilities and obligations under this Plan, other than such liabilities,  costs and expenses as may result from the negligence,  gross negligence,  bad faith,  willful conduct or criminal acts of such persons.

                               ARTICLE 16
                              ARBITRATION

Any action,  dispute,  claim or controversy of any kind arising out of, pertaining  to or in  connection  with this  Plan,  including,  without limitation,  any decision on review of a denied  objection  pursuant to
Section 11.5 above, shall be resolved by binding arbitration  according to  the  Commercial  Arbitration  Rules  of  the  American  Arbitration
Association. If a Participant is successful in any such matter resolved by binding  arbitration,  the Employer shall indemnify such Participant for all legal fees and arbitration costs related to the matter.

The  undersigned,  pursuant to the approval of the Board on December 7,
2000,  does  herewith  execute this  Provident  Financial  Group,  Inc.
Deferred Compensation Plan.

                                PROVIDENT FINANCIAL GROUP, INC.

                                BY:
                                     ----------------------
                                     Robert L. Hoverson
                                ITS: President